Exhibit 99.1

News Release

Contacts:
For Immediate Release
Neill Davis, Men’s Wearhouse
(281) 776-7000
Ken Dennard, DRG&L
(713) 529-6600
MEN’S WEARHOUSE REPORTS
FISCAL 2011 SECOND QUARTER RESULTS
•	Q2 2011 GAAP diluted earnings per share was $1.09 and adjusted diluted earnings per share was $1.11
•	Company provides guidance for third quarter and updated guidance for full year of fiscal 2011
•	Conference call at 5:00 pm Eastern today
HOUSTON — September 7, 2011 — The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the second quarter ended July 30, 2011.

	Second Quarter Net Sales Summary - Fiscal 2011
					Total Net
					Sales	Comparable Store Sales
	U.S. dollars, in millions				Change %	Change % (c)
	Current Year		Prior Year			Current Year		Prior Year

Total Company	$655.5	(a)	$537.0	(a)	22.1%

Total Retail Segment	$586.0		$532.4		10.1%

MW	407.0		367.4		10.8%	10.9%		2.7%

K&G	92.5		87.6		5.7%	5.4%		-4.6%

Moores Canada	80.3		71.6		12.3%	4.4	%(b)	0.6	%(b)

Corporate Apparel Segment	$69.5		$4.6		1,401.3%

	Year-To-Date Net Sales Summary - Fiscal 2011
					Total Net
					Sales	Comparable Store Sales
	U.S. dollars, in millions				Change %	Change % (c)
	Current Year		Prior Year			Current Year		Prior Year

Total Company	$1,235.9	(a)	$1,010.5	(a)	22.3%

Total Retail Segment	$1,106.7		$1,002.1		10.4%

MW	761.7		685.7		11.1%	10.8%		2.6%

K&G	199.3		185.8		7.2%	7.5%		-4.8%

Moores Canada	133.5		118.9		12.2%	5.0	%(b)	0.5	%(b)

Corporate Apparel Segment	$129.2		$8.3		1,454.4%

(a)	Due to rounded numbers, total Company may not sum.

(b)	Comparable store sales change is based on the Canadian dollar.

(c)	Does not include ecommerce sales.

GAAP diluted earnings per share were $1.09 for the second quarter ended July 30, 2011. Adjusted diluted earnings per share were $1.11 after excluding $0.7 million ($0.5 million after tax or $0.01 per diluted share outstanding) in acquisition integration expenses and $1.0 million ($0.7 million after tax or $0.01 per diluted share outstanding) for a non-cash asset impairment charge. This compares to adjusted diluted earnings per share guidance given June 8, 2011 of $1.02 to $1.05. In second quarter fiscal 2010, GAAP diluted earnings per share were $0.81 and adjusted diluted earnings per share were $0.84 after excluding $2.7 million ($1.7 million after tax or $0.03 per diluted share outstanding) in acquisition costs.
GAAP diluted earnings per share were $1.61 for the six months ended July 30, 2011. Adjusted diluted earnings per share were $1.64 after excluding $1.4 million ($0.9 million after tax or $0.02 per diluted share outstanding) in acquisition integration expenses and $1.0 million ($0.7 million after tax or $0.01 per diluted share outstanding) for a non-cash asset impairment charge. For the six months ended July 31, 2010, GAAP diluted earnings per share were $1.06 and adjusted diluted earnings per share were $1.09 after excluding $2.7 million ($1.7 million after tax or $0.03 per diluted share outstanding) in acquisition costs.
SECOND QUARTER HIGHLIGHTS
Total Company net sales increased 22.1% for the quarter. The Company’s acquisition of Dimensions and Alexandra in the UK (completed on August 6, 2010 and included in the Company’s corporate apparel segment) contributed $63.2 million of the consolidated sales increase or 11.8% of the consolidated growth rate.
In our retail segment, comparable store sales increased at each of our brands. The increases were primarily attributable to increased retail clothing product sales. Increases at Men’s Wearhouse/Men’s Wearhouse and Tux were driven by increases in average units sold per transaction and increased store traffic levels offsetting decreases in average unit retails. Increases at K&G were driven by increases in average unit retails and units sold per transaction offsetting decreases in store traffic levels. Increases at Moores were driven by increases in units sold per transaction offsetting decreases in average unit retails and store traffic levels. There was also a 6.2% comparable store sales increase in U.S. tuxedo rental services revenues.
Retail segment total gross margin, as a percentage of related net sales, increased 104 basis points. Lower product margins, which resulted mainly from increased promotions, were primarily offset by leverage of fixed occupancy costs.
Adjusted selling, general and administrative expenses increased 15.9%, but as a percentage of total net sales decreased 177 basis points. The Company’s corporate apparel segment drove 7.6% of the quarter over quarter increase and the balance, 8.3%, was related to payroll costs and increased expenses associated with increased sales in the Company’s retail segment.

Operating income was $89.0 million. Excluding $0.7 million in acquisition integration costs and $1.0 million for a non-cash asset impairment charge, operating income was $90.8 million or 13.9% of total net sales. This compares with the adjusted prior year operating income of $71.8 million or 13.4% of total net sales, which excluded $2.7 million in costs associated with the acquisitions.
The financial results of the combined UK operations, excluding acquisition integration costs, were $0.03 accretive to the Company’s second quarter diluted earnings per share. Integration costs were $0.7 million ($0.5 million after tax or $0.01 per diluted share outstanding).
Total inventories of $547.9 million increased 30.3% from the prior year second quarter of $420.4 million. Excluding inventory from the acquired UK operations, inventories increased 9.9% to support increased retail sales and planned promotions in the second half of fiscal 2011.
The Company did not repurchase any shares of its common stock during the second quarter; however, the Company did repurchase 500,000 shares at an average cost of $29.98 per share subsequent to quarter end.

2011 GUIDANCE
For the fiscal year, GAAP diluted earnings per share is expected to be in a range of $2.07 to $2.14. Adjusted diluted earnings per share are expected to be in a range of $2.13 to $2.20. Adjusted earnings per share exclude acquisition integration expenses and impairment charges of $4.6 million ($3.0 million after tax or $0.06 per diluted share outstanding).
For the third quarter of the fiscal year, GAAP diluted earnings per share is expected to be in a range of $0.62 to $0.64. Adjusted diluted earnings per share are expected to be in a range of $0.64 to $0.66. Adjusted earnings per share exclude acquisition integration expenses of $1.6 million ($1.1 million after tax or $0.02 per diluted share outstanding).
The financial results of the combined UK acquisitions, excluding acquisition integration expenses, are expected to be accretive to the Company’s full year and third quarter diluted earnings per share.

	Guidance	Guidance
	FY 2011	3Q FY 2011
Total Sales Increase	12.5% to 13.5%(1)	3.0% to 4.0%(1)

Comparable Store Sales Growth (2)
MW	+7% to +8%	+2% to +3%

K&G	+4% to +5%	+2% to +3%

Moores	+2% to +3%	flat to +1%

Gross Profit Margin	43.25% to 43.45%(3)	44.75% to 44.90%(3)

S G & A (as % of Sales)	36.00% to 36.15%(4)	35.75% to 35.90%(4)

Effective Tax Rate	34.9%	33.9%

Weighted Average Shares Outstanding (millions)	51.7	51.4

GAAP EPS (5)	$2.07 to $2.14	$0.62 to $0.64

Adjusted EPS (5)	$2.13 to $2.20(4)	$0.64 to $0.66(4)

Foreign Exchange Conversion (avg.)
US Dollar to GBP	1.63	1.63

US Dollar to Canadian Dollar	1.02	1.01

Footnotes to Guidance:

1.	Includes US$225 million for full year FY 2011 and US$55 million for 3Q FY 2011 of sales from acquired operations of Dimensions and Alexandra.

2.	Includes an assumed U.S. comparable store increase in tuxedo rental revenues of 4% to 5% for the full year FY 2011 and a flat to 1% increase in 3Q FY 2011.

3.	Occupancy costs are expected to be flat to a low single digit decrease for full year FY 2011 and flat to 1% increase for 3Q FY 2011.

4.	Excludes acquisition integration costs and impairment charges.

5.	Reflects the dilutive effect of participating securities which approximates $0.01 for the third quarter and $0.03 for the full year.

CONFERENCE CALL AND WEBCAST INFORMATION
At 5:00 p.m. Eastern time on Wednesday, September 7, 2011, Company management will host a conference call and real time webcast to review the second quarter of fiscal 2011 and its outlook for the third quarter and full year of fiscal 2011.
To access the conference call, dial 480-629-9818. To access the live webcast presentation, visit the Investor Relations section of the Company’s website at www.menswearhouse.com. A telephonic replay will be available through September 14, 2011 by calling 303-590-3030 and entering the access code of 4468052#, or a webcast archive will be available free on the website for approximately 90 days.
STORE INFORMATION

	July 30, 2011		July 31, 2010		January 29, 2011
	Number	Sq. Ft.	Number	Sq. Ft.	Number	Sq. Ft.
	of Stores	(000’s)	of Stores	(000’s)	of Stores	(000’s)
Men’s Wearhouse	591	3,364.3	584	3,307.0	585	3,319.0

Men’s Wearhouse and Tux	370	514.3	434	596.4	388	535.7

Moores, Clothing for Men	117	738.9	117	735.7	117	737.8

K&G (a)	100	2,369.9	104	2,426.7	102	2,394.1

Total	1,178	6,987.4	1,239	7,065.8	1,192	6,986.6

(a)	90, 95 and 91 stores, respectively, offering women’s apparel.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,178 stores. The Men’s Wearhouse, Moores and K&G stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection. Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores. Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of TwinHill in the United States and Dimensions and Alexandra in the United Kingdom.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be significantly impacted by various factors, including sensitivity to economic conditions and consumer confidence, possibility of limited ability to expand Men’s Wearhouse stores, possibility that certain of our expansion strategies may present greater risks, changes in foreign currency rates and other factors described in the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2011 and Form 10-Q for the quarter ended April 30, 2011.
For additional information on Men’s Wearhouse, please visit the company’s website at www.menswearhouse.com. The website for K&G is www.kgstores.com. The website for Moores is www.mooresclothing.com. The website for Dimensions is www.dimensions.co.uk, the website for Alexandra is www.alexandra.co.uk and the website for TwinHill is www.twinhill.com.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
FOR THE THREE MONTHS ENDED
July 30, 2011 AND July 31, 2010
(In thousands, except per share data)

	Three Months Ended				Variance
		% of		% of			Basis
	2011	Sales	2010	Sales	Dollar	%	Points
Net sales:
Retail clothing product	$401,789	61.29%	$357,599	66.59%	$44,190	12.36%	(5.30)
Tuxedo rental services	148,267	22.62%	142,462	26.53%	5,805	4.07%	(3.91)
Alteration and other services	35,978	5.49%	32,299	6.01%	3,679	11.39%	(0.53)

Total retail sales	586,034	89.40%	532,360	99.14%	53,674	10.08%	(9.74)
Corporate apparel clothing product sales	69,495	10.60%	4,629	0.86%	64,866	1,401.30%	9.74

Total net sales	655,529	100.00%	536,989	100.00%	118,540	22.07%	0.00

Total cost of sales	346,284	52.83%	276,717	51.53%	69,567	25.14%	1.29

Gross margin (a):
Retail clothing product	222,893	55.48%	200,507	56.07%	22,386	11.16%	(0.60)
Tuxedo rental services	128,105	86.40%	120,426	84.53%	7,679	6.38%	1.87
Alteration and other services	8,596	23.89%	7,853	24.31%	743	9.46%	(0.42)
Occupancy costs	(68,410)	(11.67)%	(69,803)	(13.11)%	1,393	2.00%	1.44

Total retail gross margin	291,184	49.69%	258,983	48.65%	32,201	12.43%	1.04
Corporate apparel clothing product margin	18,061	25.99%	1,289	27.85%	16,772	1,301.16%	(1.86)

Total gross margin	309,245	47.17%	260,272	48.47%	48,973	18.82%	(1.29)

Selling, general and administrative expenses	220,227	33.60%	191,168	35.60%	29,059	15.20%	(2.00)

Operating income	89,018	13.58%	69,104	12.87%	19,914	28.82%	0.71

Net interest	(229)	(0.03)%	(275)	(0.05)%	46	16.73%	(0.02)

Earnings before income taxes	88,789	13.54%	68,829	12.82%	19,960	29.00%	0.73

Provision for income taxes	31,519	4.81%	25,867	4.82%	5,652	21.85%	(0.01)

Net earnings including noncontrolling interest	57,270	8.74%	42,962	8.00%	14,308	33.30%	0.74

Net earnings attributable to noncontrolling interest	(192)	(0.03)%	—	0.00%	(192)	100.00%	(0.03)

Net earnings attributable to common shareholders	$57,078	8.71%	$42,962	8.00%	$14,116	32.86%	0.71

Net earnings per diluted common share attributable to common shareholders	$1.09		$0.81

Weighted average diluted common shares outstanding:	51,792		52,806

(a)	Gross margin percent of sales is calculated as a percentage of related sales.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
FOR THE SIX MONTHS ENDED
July 30, 2011 AND July 31, 2010
(In thousands, except per share data)

	Six Months Ended				Variance
		% of		% of			Basis
	2011	Sales	2010	Sales	Dollar	%	Points

Net sales:
Retail clothing product	$812,050	65.70%	$722,289	71.48%	$89,761	12.43%	(5.78)
Tuxedo rental services	221,408	17.91%	214,616	21.24%	6,792	3.16%	(3.33)
Alteration and other services	73,287	5.93%	65,240	6.46%	8,047	12.33%	(0.53)

Total retail sales	1,106,745	89.55%	1,002,145	99.18%	104,600	10.44%	(9.63)
Corporate apparel clothing product sales	129,168	10.45%	8,310	0.82%	120,858	1,454.37%	9.63

Total net sales	1,235,913	100.00%	1,010,455	100.00%	225,458	22.31%	0.00

Total cost of sales	680,035	55.02%	549,180	54.35%	130,855	23.83%	0.67

Gross margin (a):
Retail clothing product	445,781	54.90%	400,607	55.46%	45,174	11.28%	(0.57)
Tuxedo rental services	191,439	86.46%	181,254	84.46%	10,185	5.62%	2.01
Alteration and other services	19,604	26.75%	16,730	25.64%	2,874	17.18%	1.11
Occupancy costs	(135,581)	(12.25)%	(139,494)	(13.92)%	3,913	2.81%	1.67

Total retail gross margin	521,243	47.10%	459,097	45.81%	62,146	13.54%	1.29
Corporate apparel clothing product margin	34,635	26.81%	2,178	26.21%	32,457	1490.22%	0.60

Total gross margin	555,878	44.98%	461,275	45.65%	94,603	20.51%	(0.67)

Selling, general and administrative expenses	423,223	34.24%	370,818	36.70%	52,405	14.13%	(2.45)

Operating income	132,655	10.73%	90,457	8.95%	42,198	46.65%	1.78

Net interest	(497)	(0.04)%	(500)	(0.05)%	3	0.60%	(0.01)

Earnings before income taxes	132,158	10.69%	89,957	8.90%	42,201	46.91%	1.79

Provision for income taxes	47,696	3.86%	33,433	3.31%	14,263	42.66%	0.55

Net earnings including noncontrolling interest	84,462	6.83%	56,524	5.59%	27,938	49.43%	1.24

Net loss attributable to noncontrolling interest	41	0.00%	—	0.00%	41	100%	0.00

Net earnings attributable to common shareholders	$84,503	6.84%	$56,524	5.59%	$27,979	49.50%	1.24

Net earnings per diluted common share attributable to common shareholders	$1.61		$1.06

Weighted average diluted common shares outstanding:	51,994		52,717

(a)	Gross margin percent of sales is calculated as a percentage of related sales.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 30,	July 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$162,301	$281,500
Accounts receivable, net	65,289	19,066
Inventories	547,899	420,386
Other current assets	66,087	60,195

Total current assets	841,576	781,147
Property and equipment, net	337,517	333,133
Tuxedo rental product, net	88,786	91,690
Goodwill	90,251	60,449
Intangible assets, net	36,839	2,504
Other assets	10,424	20,346

Total assets	$1,405,393	$1,289,269

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$130,068	$82,163
Accrued expenses and other current liabilities	151,754	129,971
Income taxes payable	23,994	7,589
Current maturities of long-term debt	—	45,226

Total current liabilities	305,816	264,949
Deferred taxes and other liabilities	71,864	64,402

Total liabilities	377,680	329,351

Equity:
Preferred stock	—	—
Common stock	715	708
Capital in excess of par	351,181	332,677
Retained earnings	1,074,942	1,002,995
Accumulated other comprehensive income	49,327	36,308
Treasury stock, at cost	(461,760)	(412,770)

Total equity attributable to common shareholders	1,014,405	959,918
Noncontrolling interest	13,308	—

Total equity	1,027,713	959,918

Total liabilities and equity	$1,405,393	$1,289,269

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
FOR THE SIX MONTHS ENDED
July 30, 2011 AND July 31, 2010
(In thousands)

	Six Months Ended
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net earnings including noncontrolling interest	$84,462	$56,524
Non-cash adjustments to net earnings:
Depreciation and amortization	37,805	36,885
Tuxedo rental product amortization	17,076	20,812
Other	9,751	11,177
Changes in assets and liabilities	(27,078)	4,890

Net cash provided by operating activities	122,016	130,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(38,258)	(25,865)
Proceeds from sales of property and equipment	51	23

Net cash used in investing activities	(38,207)	(25,842)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,552	1,321
Cash dividends paid	(12,671)	(9,535)
Tax payments related to vested deferred stock units	(2,955)	(2,656)
Excess tax benefits from share-based plans	1,386	780
Purchase of treasury stock	(48,999)	(144)

Net cash used in financing activities	(58,687)	(10,234)

Effect of exchange rate changes	808	1,270

INCREASE IN CASH AND CASH EQUIVALENTS	25,930	95,482

Balance at beginning of period	136,371	186,018

Balance at end of period	$162,301	$281,500